    As filed with the Securities and Exchange Commission on October 9, 2000
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        IL FORNAIO (AMERICA) CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                               94-2766571
      ------------------------           ------------------------------------
      (State of Incorporation)           (I.R.S. Employer Identification No.)


                            770 TAMALPAIS DRIVE, #400
                             CORTE MADERA, CA 94925
                    (Address of principal executive offices)


                           1997 EQUITY INCENTIVE PLAN
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)


                                MICHAEL J. HISLOP
                             CHIEF EXECUTIVE OFFICER
                        IL FORNAIO (AMERICA) CORPORATION
                            770 TAMALPAIS DRIVE, #400
                             CORTE MADERA, CA 94925
                                 (415) 945-0500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:
                               KENNETH L. GUERNSEY
                                CYDNEY S. POSNER
                               COOLEY GODWARD LLP
                         ONE MARITIME PLAZA, 20TH FLOOR
                          SAN FRANCISCO, CA 94111-3580
                                 (415) 693-2000

                                  CALCULATION OF REGISTRATION FEE



                                               Proposed Maximum      Proposed Maximum
 Title of Securities        Amount to be           Offering             Aggregate            Amount of
 to be Registered(1)         Registered       Price per Share (2)   Offering Price (2)    Registration Fee
 -------------------         ----------       -------------------   ------------------    ----------------
Shares of Common           414,424 shares       $8.28(2)(a)           $3,431,431            $905.90
Stock, par value
$0.001 per share,
subject to
outstanding options
granted under the
1997 Equity Incentive
Plan

Shares of Common           585,576 shares       $8.75(2)(b)           $5,123,790            $1,352.68
Stock, par value
$0.001 per share,
reserved for future
grant and issuance
under the 1997 Equity
Incentive Plan

Shares of Common           200,000 shares       $8.75(2)(b)           $1,750,000            $462.00
Stock, par value
$0.001 per share,
reserved for future
issuance under the
1997 Employee Stock
Purchase Plan

Totals:                  1,200,000 shares       $8.59(2)(a)(b)        $10,305,221           $2,720.58

(1) This Registration Statement shall cover any additional shares of Common Stock which become issuable under the Plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding common stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to options previously granted under the Il Fornaio (America) Corporation ("Registrant" or "Company") 1997 Equity Incentive Plan (pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act")) and (b) the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on October 3, 2000 for shares available for future grant pursuant to the 1997 Equity Incentive Plan and shares available for future issuance pursuant to the 1997 Employee Stock Purchase Plan (pursuant to Rule 457(c) under the Act).

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                       REGISTRATION STATEMENT ON FORM S-8
                                  NO. 333-46421


       The contents of Registration Statement on Form S-8 No. 333-46421, filed with the Securities and Exchange Commission on February 17, 1998, are incorporated by reference herein.



                                    EXHIBITS



EXHIBIT
NUMBER
    5.1      Opinion of Cooley Godward LLP
   23.1      Consent of Deloitte & Touche LLP
   23.2      Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
             Registration Statement
   24.1      Power of Attorney is contained on the signature pages.



                                       1.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corte Madera, State of California, on August 9, 2000.


                                            IL FORNAIO (AMERICA) CORPORATION


                                            By: /s/ Michael J. Hislop
                                               ---------------------------------
                                                Michael J. Hislop
                                                Chief Executive Officer
                                                (Principal Executive Officer)




                                POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Hislop and Peter P. Hausback, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.




       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                         TITLE                              DATE
/s/ Laurence B. Mindel                            Chairman of the Board of           August 7, 2000
---------------------------------                 Directors
    LAURENCE B. MINDEL


/s/ Michael J. Hislop                             President, Chief Executive         August 9, 2000
---------------------------------                 Officer and Director
    MICHAEL J. HISLOP                             (Principal Executive Officer)

/s/ Peter P. Hausback                             Vice President, Finance, and       August 10, 2000
---------------------------------                 Chief Financial Officer
    PETER P. HAUSBACK                             (Principal Financial and
                                                  Accounting Officer)


/s/ Dean S. Cortopassi                            Director                           August 13, 2000
---------------------------------
    DEAN S. CORTOPASSI



                                       2.

SIGNATURE                                         TITLE                              DATE
/s/ W. Scott Hedrick                              Director                           October 6, 2000
---------------------------------
    W. SCOTT HEDRICK


/s/ F. Warren Hellman                             Director                           October 6, 2000
---------------------------------
    F. WARREN HELLMAN

/s/ W. Howard Lester                              Director                           October 6, 2000
---------------------------------
    W. HOWARD LESTER

/s/ Lawrence F. Levy                              Director                           August 12, 2000
---------------------------------
    LAWRENCE F. LEVY



                                       3.

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                               DESCRIPTION
  5.1     Opinion of Cooley Godward LLP
 23.1     Consent of Deloitte & Touche LLP
 23.2     Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement
 24.1     Power of Attorney is contained on the signature pages.



                                       4.